UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2011

Virtus Investment Partners, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl St., 9th Floor, Hartford, CT		06103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2011 the Board of Directors of Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), approved Amendment No. 1 to the Rights Agreement dated as of December 29, 2008 (the “Rights Agreement”) between the Company and Mellon Investor Services LLC. The Rights Agreement was amended to: (i) extend the Final Expiration Date of the Rights under the Rights Agreement to June 19, 2012, (ii) increase the Purchase Price of the Rights under the Rights Agreement to $280, (iii) provide that the Final Expiration Date may not be further amended without shareholder approval, (iv) amend the definition of Exempted Entity to delete reference to the Harris Investor Group, (v) amend the definition of Acquiring Person such that any Person who already owns 15% or more of the outstanding shares of Common Stock shall not be deemed to be an Acquiring Person unless and until such Person acquires additional shares of Common Stock and (vi) amend certain other provisions of the Rights Agreement. Capitalized terms used but not defined shall have the meaning assigned to such terms in the Rights Agreement.

The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to the copy of Amendment No. 1 to Rights Agreement filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference into this item.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference. A copy of Amendment No. 1 to Rights Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 1 to Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Date: June 19, 2011	By:	/s/ Michael A. Angerthal

	Name:	Michael A. Angerthal
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement

7